Item 77D

TPP:

Sub-Item 77D:
Policies with respect to security investments

The response to sub-item 77D(g), with respect to certain changes to the Transamerica Partners Fund
Group non-fundamental investment polices is incorporated by reference herein to Registrant's
Post-Effective Amendment No. 27 filed with the
Securities and Exchange Commission on July 29, 2016.